                                                                 Exhibit 99.1

PRIMUS FINANCIAL PRICES

$125 MILLION SUBORDINATED NOTES OFFERING

HAMILTON, BERMUDA -- DECEMBER 15, 2005 -- Primus Guaranty, Ltd (NYSE:PRS)
announced today that its principal operating subsidiary, Primus Financial
Products, LLC, priced an offering of $125 million aggregate principal amount
15 1/2 -year Subordinated 2005 Deferrable Interest Notes, consisting of $75 million Series A and $50 million Series B (the "Notes") in a private offering for resale to qualified institutional buyers in accordance with Rule 144A under the United States Securities Act of 1933.

The net proceeds from the sale of the Notes will provide additional capital to support Primus Financial's business of selling credit protection.

The Notes have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the
United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of any offer to buy any of these notes nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ABOUT PRIMUS FINANCIAL
Primus Financial Products, LLC offers protection against the risk of default on corporate and sovereign obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's Investor Service,
Inc. and AAA by Standard & Poor's Rating Services.

Primus Financial Products, LLC is a principal operating subsidiary of Primus
Guaranty, Ltd., a public company traded on the New York Stock Exchange under the symbol PRS. Another subsidiary of Primus Guaranty, Primus Asset Management,
Inc., manages the credit swap portfolio of Primus Financial, and provides credit swap portfolio management services to third parties. Primus Guaranty is a
Bermuda company, with the operations of Primus Financial Products and Primus
Asset Management headquartered in New York City.

SAFE HARBOR STATEMENT
Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-Q, as filed with the SEC.